UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2005

                     Epicus Communication Group, Inc., Inc.
             (Exact name of registrant as specified in its charter)



         Florida                    333-71008                   59-2564162

(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)


               1750 Osceola Drive, West Palm Beach, Florida 33409
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 688-0440

   Former name or former address, if changed since last report: Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In a move designed to increase the operating cash available to grow the company's customer base, on January 3, 2006, the Board of Directors unanimously agreed to amend the revised convertible debenture agreement approved by the US Bankruptcy Court on September 30, 2004, and made effective by that same court on December 7, 2005 as follows:

In return for the lender converting the $3.75 million ordinary note issued on or about December 9, 2005, payable at $100,000 per month beginning June 1, 2006; to redeemable, convertible preferred stock at a 12.5% discount; the Board has agreed that it is in the best interests of the Company to amend the conversion price of the previously existing $5.2 million convertible debenture note held by the same lenders(s) from $.47 to $.15 per share.

The entire above mentioned convertible debenture agreement was included in the company's form 8K filed on December 14, 2005, and is included herein by reference.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     EPICUS COMMUNICATION GROUP, INC., INC.





Date: January 9, 2005
                                      By: /s/ Mark Schaftlein
                                          --------------------------------------
                                          Name:   Gerard Haryman
                                          Title:  CEO/Director





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                                  Exhibit Index

                      Exhibit No. Description Press Release



99.1    October 4, 2005